AMENDMENT LETTER


                                               Effective as of December 30, 2004


VIA OVERNIGHT COURIER AND FAX - 207-615-4849

Grand Summit Resort Properties, Inc.
One Monument Way
Portland, Maine 04104
Attn:  General Counsel

VIA OVERNIGHT COURIER AND FAX - 435-615-4849

Grand Summit Resort Properties, Inc.
1840 Sun Peak Drive
Park City, Utah 84098
Attention: Helen Wallace

         Re: Loan and Security Agreement (as amended to the date hereof, the "LSA"), dated as of September 1, 1998, among Grand Summit Properties, Inc., a Maine corporation ("GSRP"), Textron Financial Corporation, a Delaware corporation, as administrative agent ("Administrative Agent") and the lenders parties thereto

Dear Ladies and Gentlemen:

         Reference is made to the LSA. Capitalized terms used herein shall have the meanings ascribed to the same in the LSA.

         In response to GSRP's request to amend Section 2.5(c)(iii) of the LSA by changing the requirement that as of December 31, 2004 the "Maximum Outstanding Principal Amount of Advances" not exceed $17,000,000, we, as the Administrative Agent on behalf of the Lenders, agree to change said "$17,000,000" to "$17,350,989.59." The foregoing change shall be effective as of, and from and after, the date all parties have executed this letter amendment, provided that such execution occurs prior to close of the Administrative Agent's business on December 30, 2004. For the avoidance of doubt, the foregoing change shall not affect the current requirement under said
Section 2.5(c)(iii) of the LSA to reduce the "Maximum Outstanding Principal Amount of Advances" to $14,000,000 as of March 31, 2005 or any other required threshold thereafter.

         In consideration of the Lenders' agreeing to the changes provided for herein, GSRP agrees to pay to the Administrative Agent on behalf of the Lenders a modification fee in the amount of $25,000 and to pay all of Lenders' and Administrative Agent's reasonable fees, costs and expenses of counsel. GSRP agrees to pay such modification fee and such fees, costs and expenses on or prior to January 10, 2005. Failure to pay the same, when due, shall be an Event of Default under the LSA.

         GSRP represents and warrants to the Administrative Agent and Lenders that, after giving effect to this letter amendment, no Default or Event of Default will exist.

         Except as expressly set forth in this letter, nothing in this letter is intended to create or constitute a waiver, modification, relinquishment or forbearance by the Administrative Agent or the Lenders of any of their respective rights and remedies under the LSA and the other Security Documents, at law or in equity, all of which rights and remedies are hereby expressly reserved. Nothing in this letter constitutes, or shall be deemed to constitute, an agreement by the Administrative Agent or the Lenders to grant any future waiver, indulgence, deferral, amendment, cure period or consent with respect to the LSA and the other Security Documents, the Loans, any other Obligations or any payments in respect thereof. Neither this letter nor any course of dealing by the Administrative Agent and/or the Lenders shall affect the Administrative Agent's and/or the Lenders' rights under the LSA or the other Security Documents. The Administrative Agent and the Lenders expect that GSRP shall strictly comply with the terms of the LSA and the other Security Documents, as amended by this letter.

         If you are in agreement with the terms and conditions of the letter, please sign a copy of this letter attached hereto and return the same to us on or prior to close of our business on December 30, 2004.


                                               TEXTRON FINANCIAL
                                               CORPORATION, as Administrative
                                               Agent on behalf of the Lenders



                                               By:  /s/Bob Bellacosa
                                                 ------------------------------
                                                 Name: Bob Bellacosa
                                                 Title:


         AGREED AND CONSENTED TO:

         GRAND SUMMIT RESORT PROPERTIES, INC.



         By:  /s/Helen E. Wallace
           -----------------------------
           Name: Helen E. Wallace
           Title:Chief Financial Officer